SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Selectica, Inc.

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SELECTICA, INC.
3 West Plumeria Drive
San Jose, California 95134

August 26, 2005
TO THE STOCKHOLDERS OF SELECTICA, INC.
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Selectica, Inc. (the “Company”), which will be held at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, September 22, 2005, at 1:00 p.m. Pacific Daylight Time.
      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.
      It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to revoke your proxy, you may do so automatically by voting in person at the meeting. Detailed instructions on how to vote your shares can be found in the “How to Vote” section on page 1 of the attached proxy statement.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ VINCENT G. OSTROSKY

VINCENT G. OSTROSKY
Chairman of the Board, President and
Chief Executive Officer

SELECTICA, INC.
3 West Plumeria Drive
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 22, 2005
       The Annual Meeting of Stockholders (the “Annual Meeting”) of Selectica, Inc. (the “Company”) will be held at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, September 22, 2005, at 1:00 p.m. Pacific Daylight Time for the following purposes:

1. To elect two members to the board of directors to serve until the expiration of their term or until their successors have been duly elected or qualified; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      The foregoing items of business are more fully described in the attached Proxy Statement.
      Only stockholders of record at the close of business on July 26, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 3 West Plumeria Drive, San Jose, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ VINCENT G. OSTROSKY

VINCENT G. OSTROSKY
Chairman of the Board, President and
Chief Executive Officer
San Jose, California
August 26, 2005
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO REVOKE YOUR PROXY, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND RELATED INFORMATION
OPTIONS GRANTED IN LAST FISCAL YEAR
FISCAL YEAR END OPTION VALUES
EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS AND CODE OF BUSINESS CONDUCT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FORM 10-K
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
OTHER MATTERS

SELECTICA, INC.
3 West Plumeria Drive
San Jose, California 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 22, 2005
       This proxy statement (“Proxy Statement”) is furnished to the stockholders of Selectica, Inc., a Delaware corporation (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2005 annual meeting of stockholders (the “Annual Meeting”) of the Company to be held on September 22, 2005, at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, at 1:00 p.m., Pacific Daylight Time, and any adjournment or postponement of the Annual Meeting. The shares represented by the proxies received, properly executed and not revoked will be voted at the Annual Meeting.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.
Solicitation and Voting Procedures
      This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about August 26, 2005. The cost of this solicitation is being borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $15,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone, facsimile, email or telegram.
      The close of business on July 26, 2005 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 32,884,505 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.
      A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.
How to Vote
      • You may vote by mail
      In order to vote your shares at the Annual Meeting please sign, date and return the enclosed WHITE proxy card in the postage pre-paid envelope provided. If you mark your voting instructions on the WHITE proxy card, your shares will be voted as you instruct.

      If you return a properly executed WHITE proxy card, and do not mark your voting instructions, your shares will be voted for the election of Sanjay Mittal and Thomas Neustaetter as directors.
      • You may vote in person at the meeting
      You may complete the ballot we will provide to any stockholder who wants to vote at the meeting. If you hold your shares in street name, however, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.
Votes Required
      Proposal 1. The two director nominees receiving the highest number of affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will not be counted toward a nominee’s total votes.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Company’s Certificate of Incorporation provides for a classified Board of Directors comprised of three classes, with the terms of office of each class of directors ending in successive years. At the Annual Meeting of Stockholders, the Company will have authorized six directors, with each class of directors consisting of two directors. At the Annual Meeting, two directors will be elected to serve until the Company’s 2008 Annual Meeting or until their successors are elected and qualified. The individuals being nominated for election to the Board of Directors (the “Nominees”), their age as of June 30, 2005, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

Nominee	Age	Positions and Offices Held with the Company

Dr. Sanjay Mittal	52	Director
Thomas Neustaetter(1)(2)(3)	53	Director

(1)	Member of Audit Committee

(2)	Member of Nominating Committee

(3)	Member of Compensation Committee
      Dr. Sanjay Mittal, a co-founder of the Company, has served on the Board of Directors since our inception. He served as the Chairman, President and Chief Executive Officer from July 2002 until September 2003. Prior to that, he served as the Chief Technical Officer and Executive Vice President of Engineering from the founding of the Company until 2002. He is the inventor of the Company’s industry-leading configuration engine and holds six patents. Prior to co-founding Selectica, from April 1992 to July 1996, Dr. Mittal was the founder and President of Catalogics Software Corporation, a configuration software company that became the basis for Selectica in 1996. From 1990 to 1992, Dr. Mittal managed a data-mining software development team at Metaphor, a business software company. Prior to that, Dr. Mittal was a senior research scientist at Xerox’s Palo Alto Research Center (PARC) from 1982 to 1990. Dr. Mittal received his B.Tech in Electrical Engineering from the Indian Institute of Technology and his M.S. and Ph.D. in Computer Science from Ohio State University.

      Thomas Neustaetter has served as a director since July 1999. Since March 1999, Mr. Neustaetter has been a Partner of JK&B Capital. Prior to joining JK&B Capital, Mr. Neustaetter was a Partner of the Chatterjee Group, an affiliate of Soros Fund Management, from January 1996 to February 1999. Mr. Neustaetter serves on the boards of directors of Cambia Security, Instantis, emWare, XOSoft, Intacct and Facetime Communications. Mr. Neustaetter earned his B.A. Phi Beta Kappa in Philosophy from the University of California, Berkeley, and his M.B.A. and M.S. in Information Science from University of California, Los Angeles.
Continuing Directors — Terms Ending in 2006 and 2007
      Set forth below is information regarding the continuing directors of the Company, including their ages as of June 30, 2005, the periods during which they have served as directors, and information furnished by them as to their principal occupations and directorships held by them in corporations whose shares are publicly registered.

Director	Age	Positions and Offices Held with the Company

John Fisher(1)(3)(4)	46	Director
Michael Lyons(1)(3)(4)	63	Director
James Arnold, Jr.(2)(4)(5)	48	Director
Vincent Ostrosky(2)	43	Chairman of the Board, President and Chief Executive Officer

(1)	Term ends in 2006

(2)	Term ends in 2007

(3)	Member of Compensation Committee

(4)	Member of Audit Committee

(5)	Member of Nominating Committee
      James Arnold, Jr. has served as chairman and financial expert of Selectica’s audit committee since 2003. Mr. Arnold has served as the Senior Vice-President and Chief Financial Officer of ScanSoft since 2004. From April 2003 through June 2005, Mr. Arnold served as a consultant, Corporate Vice President and Corporate Controller of Cadence Design Systems. From October 1997 through April 2003, Mr. Arnold held a number of senior finance positions, including Chief Financial Officer, at Informix Corp. — now known as Ascential Software Corporation. From 1995 to 1997, Mr. Arnold served as Corporate Controller for Centura Software Corporation. Mr. Arnold worked in public accounting at Price Waterhouse LLP from 1983 to 1995, where he provided consulting and auditing services to companies in a broad array of industries including software, semiconductors, oil exploration & production and banking. Mr. Arnold received a bachelor’s degree in finance from Delta State University in Cleveland, Mississippi and an M.B.A. from Loyola University in New Orleans, Louisiana.
      John Fisher has served as a director since July 1997. Since 1991, Mr. Fisher has served as a Managing Director of Draper Fisher Jurvetson, a venture capital firm. Mr. Fisher also serves on the boards of directors of Airprism, Cambridge Innovations, CMI Marketing, Entegrity Solutions, SafeView and Visto Corporation. Mr. Fisher received his B.A., Magna Cum Laude, in History of Science and his M.B.A. from Harvard University.
      Michael Lyons has served as a director since July 1998. He has served as Entrepreneur-in-Residence at Vanguard Ventures since 2003 and as Senior Advisory Director of Investcorp since February of 2003. Mr Lyons has also served as managing General Partner of Zilkha Venture Partners since 1999. He also serves on the boards of directors of Real-Time Innovations, SafeView and PetroShear, and as a member of the Battelle/ PNNL DOE Industrial Advisory Board. Concurrently, Mr. Lyons is a Consulting Associate Professor at the Stanford University Department of Management Science and Engineering. Mr. Lyons received a Bachelors and Masters (equivalent) in Engineering Physics from Cornell University in 1965, an M.S.E.E. from Stanford in 1966, and an M.B.A., with Distinction, from the Pepperdine Presidential/ Key

Executive Program in 1988. He is a graduate of the Stanford/ AEA Institute for the Management of High Technology Companies and a Price-Babson Fellow in Entrepreneurship Education.
      Vincent G. Ostrosky has served as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors since October 2004. Prior to joining Selectica, Mr. Ostrosky was an executive at IBM on the Senior Leadership Team as well as appointed to the Technology Leadership Team. From September 2003 to September 2004, Mr. Ostrosky served as Vice President of IBM’s Integrated Supply Chain Business Transformation. From 2000 to 2003, Mr. Ostrosky served as Vice President of IBM’s Customer Relationship Management (CRM), as a worldwide business process executive for IBM Sales and Distribution, and as Vice President of Business Information and Transformation of IBM’s Technology Group. From 1994 to 2000, Mr. Ostrosky was employed by PriceWaterhouseCoopers and served as a Management Consulting Partner in the Manufacturing Industry practice and was assigned to IBM. Mr. Ostrosky holds dual Bachelor of Science Degrees in Electrical Engineering and Economics from the University of Pennsylvania Management & Technology program. He also received a Masters of Business Administration with distinction in Finance and Marketing from the Wharton School in 1991.
Non-Director Executive Officers
      Our non-director executive officers and key employees and their ages as of June 30, 2005, are as follows:

Name	Age	Position

Stephen Bennion	58	Executive Vice President and Chief Financial Officer
      Stephen R. Bennion has served as our Chief Financial Officer and Executive Vice President of Finance since September 1999. He also served as President and Chief Executive Officer (Interim) from September 2003 to October 2004. Mr. Bennion served as our Executive Vice President of Worldwide Professional Services from October 2002 to May 2004. In January 2000, Mr. Bennion was elected our Secretary. From April 1998 to September 1998, Mr. Bennion served as Vice President and Chief Financial Officer for the Western Region for Cohesive Technology Solutions, a technology consulting company. From April 1995 to April 1998, Mr. Bennion served as Executive Vice President and Chief Financial Officer for Worldtalk Communications Corporation, an Internet e-mail software company. Mr. Bennion received his B.S. in accounting from Weber State University.
Legal Proceedings.
      None of the Company’s officers and directors are adverse to the Company or any of its subsidiaries, nor do they have any material interest adverse to the Company or any of its subsidiaries, nor do they have any material interest adverse to the Company or its subsidiaries, in any legal proceedings.
Board of Directors Meetings and Committees
      During the fiscal year ended March 31, 2005, the Board of Directors held twenty-three (23) meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has standing audit, nominating and compensation committees.
Stockholder Communications with the Board of Directors
      The Board provides a process for Selectica’s security holders to send communications to the Board. Stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to Selectica’s Corporate Secretary at Selectica, Inc., 3 West Plumeria Drive, San Jose, California, 95134.
Audit Committee
      During the fiscal year ended March 31, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) held seven (7) meetings. The Audit Committee reviews, acts on and reports to the

Board of Directors with respect to various auditing and accounting matters, including the adequacy of the Company’s financial reporting and disclosure controls and processes, the adequacy of the Company’s internal control policies, the selection of the Company’s independent auditors, the scope of the annual audits, fees to be paid to the Company’s independent auditors, the performance of the Company’s independent auditors and the accounting practices of the Company. During the fiscal year ended March 31, 2005, the members of the Audit Committee were Messrs. Arnold, Fisher, Lyons and Neustaetter.
      The Board amended and restated the Audit Committee’s written charter on January 21, 2004. A copy of the Audit Committee’s charter is available on the Company’s website at http://www.selectica.com/company/charters.html. The Board has determined each of the Audit Committee members to be independent under Nasdaq Rule 4200.
      The Board has determined that the Company’s financial expert is Mr. James Arnold, Jr.
Compensation Committee
      During the fiscal year ended March 31, 2005, the Compensation Committee of the Board of Directors held three (3) meetings. The Compensation Committee makes recommendations to the Board regarding the compensation of the Board members, reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1996 Stock Plan, 2001 Supplemental Plan and 1999 Equity Incentive Plan, and administers the 1999 Employee Stock Purchase Plan. The members of the Compensation Committee during the fiscal year ended March 31, 2005 were Messrs. Fisher, Lyons and Neustaetter.
Nominating Committee
      During the fiscal year ended March 31, 2005, the Nominating Committee of the Board of Directors (the “Nominating Committee”) held two (2) meetings. Selectica’s Nominating Committee is charged with reviewing, acting on and reporting to the Board with respect to overseeing the search for, evaluation of, and nomination of directors for service on the Board and its committees, including candidates nominated by stockholders. In addition, the Nominating Committee is charged with evaluating the performance of the Board, reviewing its composition and structure, and overseeing and implementing continuing education programs. The members of the Nominating Committee are Messrs. Arnold and Neustaetter.
      The charter for the Nominating Committee was adopted by the Board on January 21, 2004. A copy of the Nominating Committee’s charter is available on the Company’s website at http://www.selectica.com/company/charters.html. In accordance with current regulatory requirements, the Nominating Committee members are all independent under Nasdaq Rule 4200.
      In evaluating nominees for director candidates to recommend to the Board, the Nominating Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to the Company’s values as set forth in the Company’s code of conduct;

•	practical wisdom and mature judgment;

•	diversity in background;

•	independence as a director as defined by the Securities and Exchange Commission (the “SEC”) and Nasdaq;

•	understanding of basic financial statements;

•	broad training and significant leadership experience in business, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of the Company;

•	the ability to gain an in-depth understanding of the Company’s business; and

•	a willingness to represent the best interests of all stockholders of the Company and objectively appraise the management’s performance.
      In determining whether to recommend a director for re-election, the Nominating Committee will also consider, among other criteria, the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.
      The Nominating Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board, contributing to the Board’s ability to work effectively as a collective body, while providing the Company with the benefits of familiarity and insight into the Company’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past Company practice, the Nominating Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at the Company’s annual meeting of stockholders.
      In situations where the Committee determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board), the Nominating Committee may commence a search for new director nominees. The Nominating Committee may, in its discretion, use a variety of means to identify potential nominees for directors, including the engagement of a third-party search firm to whom the Company may pay a fee to assist with the identification and evaluation of potential candidates for director.
      The Nominating Committee may consider potential nominees identified by other sources, including current directors and senior management. In addition, the Committee is authorized to consider stockholder nominees for election to the Board. In determining whether to recommend a candidate to the Board of Directors, the Nominating Committee will consider the current composition and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.
      The Nominating Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates. In addition, the Committee may also consider, as one of the factors in its evaluation, the amount of Company voting stock held by the stockholder and the length of time the stockholder has held such stock. The Nominating Committee will oversee an interview process in evaluating candidates. Stockholders wishing to submit candidates for consideration by the Nominating Committee may do so by writing to Selectica’s Corporate Secretary at Selectica, Inc., 3 West Plumeria Drive, San Jose, California, 95134, Attn: Director Nominations, and by complying with the Company’s bylaws, a copy of which was filed as an exhibit to the annual report on form 10-K dated June 30, 2003.
      To be considered by the Nominating Committee in connection with the Company’s annual meeting of stockholders, recommendations for nomination to the Board must be submitted to the Secretary of the Company at the principal executive offices of the Company not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting. Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of Selectica securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; (5) the amount and nature of record and/or beneficial ownership of the Company securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable Nasdaq rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to Selectica’s annual meeting of stockholders, and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.
      The nominees to the Board have been recommended for nomination by the Nominating Committee for inclusion in this proxy statement and on the Company’s WHITE proxy card and are incumbent directors standing for re-election.
Director Compensation
      Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors, except that Mr. Arnold receives $10,000 annually for his services as Audit Committee Chairman.
      Non-employee Board members are eligible for option grants under the Company’s 1999 Equity Incentive Plan under the automatic option grant program. Each individual who first becomes a non-employee Board member after December 11, 2002 will be granted an option (“Initial Option”) to purchase 50,000 shares of the Company’s Common Stock on the date such individual joins the Board. The Initial Option becomes vested as to 25% of the option shares upon the completion of 12 months of service and as to 1/48 of the option shares upon the completion of each month of service thereafter. In addition, at each Annual Meeting of Stockholders, each non-employee director who will continue to be a director after such Annual Meeting will receive an additional option (“Annual Option”) to purchase 12,500 shares of Common Stock. The Annual Option becomes fully vested upon the completion of 12 months of service from the grant date. Each director who received an Initial Option will first be eligible to receive an Annual Option in the calendar year after the calendar year in which the director received the Initial Option. The exercise price for each option grant will be equal to the fair market value per share of Common Stock on the option grant date. If there is a change in control or a termination as a result of death, disability or retirement after reaching age 65, the Initial Options and Annual Options will become fully vested. Pursuant to the terms of the automatic option grant program under the Company’s 1999 Equity Incentive Plan, Messrs. Arnold, Fisher, Lyons, Mittal and Neustaetter will each receive an option to purchase 12,500 shares of Common Stock in connection with the 2005 Annual Meeting.
      All directors are also eligible to receive options and be issued shares of Common Stock directly under the 1999 Equity Incentive Plan, outside of the automatic option grant program, and directors who are employees of the Company are also eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.
Recommendation of the Board of Directors
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF SANJAY MITTAL AND THOMAS NEUSTAETTER TO THE BOARD OF DIRECTORS OF THE COMPANY.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of June 30, 2005, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent 5% of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares

(for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.
      To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock as beneficially owned by them.

	Shares Beneficially Owned as
	of June 30, 2005 (1)

	Number of	Percentage of
Name and Address of Beneficial Owners	Shares	Class

Sanjay Mittal(2)	1,328,494	3.93%
Vincent Ostrosky(3)	358,750	1.08%
Thomas Neustaetter(4)	1,251,351	3.80%
Stephen Bennion(5)	518,923	1.56%
John Fisher(6)	479,629	1.46%
Michael Lyons(7)	131,662	*
James Arnold(8)	22,916	*
All executive officers and directors as a group (7 persons)(9)	4,091,725	11.74%
5% Shareholders
Dimensional Fund Advisors, Inc.(10)	2,783,272	8.51%
1299 Ocean Avenue
Santa Monica, CA 90401
Fuller & Thaler Asset Management, Inc.(10)	2,431,650	7.43%
411 Borel Avenue, Suite 402
San Mateo, CA 94402
Trilogy Holdings Corporation(10)	2,250,994	6.88%
c/o Trilogy, Inc.
6011 West Courtyard Drive, Suite 300
Austin, TX 78730

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after June 30, 2005. Percentage of ownership is based on 32,865,885 shares of Common Stock outstanding on June 30, 2005, plus shares of common stock subject to options or exercisable within 60 days of June 30, 2005 and held by each listed person. Shares of Common Stock subject to options exercisable within 60 days of June 30, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes options exercisable for 956,944 shares of Common Stock within 60 days of June 30, 2005. Also includes 103,000 shares of Common Stock held as custodian for minors related to Dr. Mittal. Dr. Mittal’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(3)	Includes options exercisable for 343,750 shares of Common Stock within 60 days of June 30, 2005. Mr. Ostrosky’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(4)	Includes options exercisable for an aggregate of 50,000 shares of Common Stock within 60 days of June 30, 2005. Also includes 1,141,031 shares held by JK&B Capital III, L.P. David Kronfeld and Thomas Neustaetter have the power to vote and dispose of shares held by JK&B Capital III, L.P. Mr. Neustaetter, a member of JK&B Capital Management LLC, the general partner of JK&B Capital III, L.P., disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Neustaetter’s address is JK&B Capital, 180 N. Stetson Avenue, Chicago, Illinois 60601.

(5)	Includes options exercisable for 503,124 share of Common Stock within 60 days of June 30, 2005. Also includes 1,000 shares held as custodian for Mr. Bennion’s son. Mr. Bennion’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(6)	Includes 429,629 shares of Common Stock held by Mr. Fisher in custodial or trust accounts and options exercisable for 50,000 shares of Common Stock within 60 days of June 30, 2005. Mr. Fisher’s address is Draper Fisher Jurvetson, 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.

(7)	Includes options exercisable for 50,000 shares of Common Stock within 60 days of June 30, 2005. Mr. Lyon’s address is Vanguard Ventures, 525 University Avenue, 12th Floor, Palo Alto, California 94301.

(8)	Includes Options exercisable for 22,916 shares of Common Stock within 60 days of June 30, 2005. Mr. Arnold’s address is c/o Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134.

(9)	Includes options exercisable for an aggregate of 1,976,734 shares of Common Stock within 60 days of June 30, 2005.

(10)	Reported by the investor on Schedule 13F or 13G as most recently filed with the Securities and Exchange Commission.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s equity incentive plans. In addition, the Committee has the responsibility for approving the individual bonus programs and targets to be in effect for the CEO and certain other executive officers each fiscal year.
      For fiscal 2005, the Compensation Committee weighed many factors to determine the executive officer compensation level for a newly hired executive officer, including (without limitation) industry compensation surveys and general and local market conditions.
      General Compensation Policy. The objective of the Compensation Committee’s executive compensation program is to align executive compensation with the Compensation Committee’s long and short-term business objectives and performance.
      Additionally, it is imperative that the Company’s executive compensation program allow the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Compensation Committee’s executive compensation decisions:

•	Risk and Reward: A significant portion of an executive’s compensation should be tied to his performance and contributions to the success of the Company.

•	Pay for Performance: If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

•	Compensate Competitively: The Compensation Committee compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.
      During fiscal 2005, the Compensation Committee’s executive compensation program included these key elements:

•	Base Salary: The Compensation Committee established the base salary of the Company’s newly hired executive officer based on comparisons with executive salary surveys derived from market data for officers and executives in competitive public software companies (the “peer companies”). The level of base salary set for the Company’s executive officers to date has been comparable to the average of the surveyed compensation data for the peer companies. Additionally, each executive’s base pay was positioned relative to the total compensation package, including cash incentives and equity-based incentives and, if applicable, reflects the additional responsibilities and positions assumed by an executive.

•	Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. During fiscal 2005, the Compensation Committee granted stock options to a newly hired executive officer in connection with his employment commencement. In determining the size of the initial option grant to the newly hired officer, the Compensation Committee considered the option number that would be competitive with grants to similar officers of peer companies. In addition, the Compensation Committee granted options to another executive officer as a retention incentive. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, bringing new products to market, and creating the foundation for future growth for the stockholders and employees. The per share exercise price of the options is equal to the Company’s per share fair market value on the option grant date.

      CEO Compensation: Mr. Ostrosky did not participate in the Compensation Committee’s decisions concerning his compensation. The annual base salary for Mr. Ostrosky, the Company’s President and Chief Executive Officer was set forth in his employment agreement with the Company, dated October 1, 2004. (See “Employment Agreements, Separation Agreements and Change in Control Arrangements” for more details.)
      Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Since it is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2005 will exceed the $1 million limit per officer, and since the Company has a substantial net operating loss carry-forward, the Compensation Committee will defer any decision on whether to limit the dollar amount of all compensation payable to the Company’s executive officers to the $1 million cap.
      Submitted by the following members of the Compensation Committee:

Tom Neustaetter
John Fisher
Michael Lyons
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee of the Company’s Board of Directors was created on July 27, 1997 and the members of the Compensation Committee during the fiscal year ended March 31, 2005 were Messrs. Fisher, Lyons and Neustaetter. None of these individuals was at any time during fiscal 2005, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
      The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. In addition, the Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. The Audit Committee for the last fiscal year consisted of Messrs. Arnold, Fisher, Lyons and Neustaetter.
      The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. The Company’s independent accountants, Ernst & Young LLP (“Ernst & Young”), were responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States until August 9, 2005. The Audit Committee has general oversight responsibility with respect to the financial reporting process and the overall scope of the Company’s audit, and it reviews the results of the audit as well as other services provided by the Company’s independent accountants. As part of this process, the Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during the last fiscal year.
      In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed with the Company’s management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

•	The Audit Committee has discussed with our independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

•	The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

Resignation of Ernst & Young LLP
      Ernst & Young resigned as our independent registered public accounting firm on August 9, 2005, the filing due date of the quarterly report for the fiscal quarter ended June 30, 2005.
      The reports of Ernst & Young on the Company’s consolidated financial statements as of and for each of the fiscal years ended March 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
      During the fiscal years ended March 31, 2004 and 2005, and in the subsequent interim period ended August 9, 2005, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in their report.
      Except for the material weaknesses in internal control over financial reporting described in this paragraph, during the fiscal years ended March 31, 2004 and 2005, and in the subsequent interim period ended August 9, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company and Ernst & Young reported certain material weaknesses in the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005. That Annual Report stated the Company had material weaknesses in the following five areas:
      First, management identified a material weakness for insufficient controls over the Quote to Collect process related to the review, approval, and accounting for the Allowance for Doubtful Accounts. The Company had incorrectly included a general reserve provision in the Allowance for Doubtful Accounts as of December 31, 2004. Also, the Company had incorrectly recorded a receivable as uncollectible as of March 31, 2005, for which payment was subsequently received after March 31, 2005 but prior to the completion of the quarterly close process. As a result of this material weakness, Accounts Receivable and Services Revenue were incorrectly stated. Adjustments were recorded to increase Accounts Receivable and Services Revenue as of December 31, 2004 and as of March 31, 2005, prior to the issuance of our financial statements for the respective dates.
      Second, management identified a material weakness for insufficient controls for the Treasury process related to the classification of Cash Equivalents and Investments. The Company had incorrectly classified Cash Equivalents and Investments in its India subsidiary. As a result of this material weakness, Cash Equivalents, Short Term and Long Term Investments were not classified in accordance with generally accepted accounting principles. An adjustment was recorded to reduce Cash Equivalents and increase Short Term and Long Term Investments as of March 31, 2005.
      Third, management identified the following deficiencies in its revenue recognition process, which constitute a material weakness in the aggregate.

a) Insufficient controls over the monitoring of deferred revenue accounts for the purpose of determining when revenue should be recognized. The Company failed to reverse deferred revenue when all criteria for revenue recognition had occurred.

b) Insufficient controls for the identification of services to be provided to customers at no charge. The Company inappropriately recorded revenue related to a service provided to a customer that was provided for no charge.

      Fourth, management identified the following deficiencies in its payroll process, which constitute a material weakness in the aggregate.

a) Insufficient controls over the recording of expenses related to the benefits of terminated employees. The Company had failed to record the expenses related to the benefits extended when employees were involuntarily terminated as part of a reduction in force program. These inadequate controls resulted in an adjustment as of March 31, 2005 to increase Accrued Payroll and Related Liabilities, and increase Sales and Marketing expense.

b) Insufficient controls over the recording of expenses related to the acceleration of stock options for a former executive. The error arose because of a lack of in-depth review of the appropriate accounting treatment for this transaction. These inadequate controls resulted in an adjustment as of March 31, 2005 to decrease Additional Paid-in Capital and Sales and Marketing expense.

      Fifth, management identified the following deficiencies in our financial statement close process, which constitute a material weakness in the aggregate.

a) Insufficient controls over the monitoring of the terms of employment agreements and bonus programs and determining the appropriate accounting treatment for related accrued bonuses in accordance with employment agreements and bonus programs. These inadequate controls resulted in adjustments as of December 31, 2004 and March 31, 2005 to decrease Accrued Payroll and Related Liabilities, and decrease General and Administrative expense. These adjustments were recorded prior to the issuance of the respective financial statements.

b) Insufficient controls over the monitoring of accrued liabilities recorded upon the sale of the e-insurance business to Accenture in December 2003. The Company had incorrectly not reversed the accrual when the related obligation expired on December 31, 2004. The error arose because of a lack of in-depth review of the account reconciliation. These inadequate controls resulted in an adjustment as of December 31, 2004 to decrease Accrued Liabilities and decrease General and Administrative expense. The adjustment was recorded prior to the issuance of the December 31, 2004 financial statements.
      The Company provided Ernst &Young with a copy of the foregoing disclosures and requested that Ernst & Young furnish a letter to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements. A copy of Ernst & Young’s letter, dated August 15, 2005, is filed as Exhibit 16.01 to the Form 8-K filed by the Company with SEC on August 15, 2005. The Company and its Audit Committee have initiated the process of selecting a new independent registered public accounting firm.

Audit Fees
      The audit fees for the fiscal years ended March 31, 2005 and March 31, 2004 were $1,141,800 and $309,500, respectively. The audit fees were for professional services rendered by the principal accountants for the audit of the Company’s annual financial statement and review of financial statements included in the Company’s Form 10-Q or services normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit Related Fees
      The audit related fees for the fiscal year ended March 31, 2005 were $23,000. The Company paid no audit related fees to Ernst & Young for the fiscal year ended March 31, 2004.

Tax Fees
      The Company paid no tax fees to Ernst & Young for the fiscal years ended March 31, 2005 and March 31, 2004.

All Other Fees
      The Company did not incur any other fees from Ernst & Young for the fiscal years ended March 31, 2005 and March 31, 2004.
      Section 10A(i)(1) of the Exchange Act requires that all audit and non-audit services to be performed by the Company’s principal accountants be approved in the advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services at each regularly scheduled meeting. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the non-audit services described above were performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the majority of the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for filing with the Securities and Exchange Commission.
      The Audit Committee was organized on June 10, 1999 and operates in accordance with the provisions of its charter, which was amended and restated on January 21, 2004. A copy of the Audit Committee’s charter is available on the Company’s website at http://www.selectica.com/about/charters.htm. Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.
      Submitted by the following members of the Audit Committee:

James Arnold
John Fisher
Michael Lyons
Thomas Neustaetter

STOCK PERFORMANCE GRAPH
      The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between March 31, 2000 and March 31, 2005 with the cumulative historical data. The Company total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the S&P Application Software Index (the “S&P Application Software Index”), over the same period. This graph assumes the investment of $100.00 on March 31, 2000, in the Company’s Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P Application Software Index, and assumes the reinvestment of dividends, if any.
      The comparisons shown in the graph below are based upon cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Standard & Poor’s Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SELECTICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P APPLICATION SOFTWARE INDEX
Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

The Nasdaq Stock Market-U.S. Index and the S&P Market
Total Return to Stockholders
(Dividends reinvested monthly)

	Cumulative Total Return

	3/00	3/01	3/02	3/03	3/04	3/05

SELECTICA, INC.	100.00	5.89	4.37	3.33	6.19	3.65

NASDAQ STOCK MARKET (U.S.)	100.00	47.07	41.31	21.97	38.41	37.26

S & P APPLICATION SOFTWARE	100.00	37.69	45.75	23.14	32.62	36.82

*	$100 invested on 3/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
      The following Summary Compensation Table sets forth information concerning compensation earned during the fiscal years ended March 31, 2005, 2004 and 2003 by (i) the Company’s Chief Executive Officer and (ii) the one other executive officer who was serving as an executive officer of the Company during the fiscal year that ended March 31, 2005, whose total salary and bonus for services rendered in all capacities to the Company exceeded $100,000 during the fiscal year ended March 31, 2005 (collectively, the “Named Officers”).
Summary Compensation Table

						Long-Term Compensation
						Awards
		Annual Compensation
								Securities
	Fiscal			Other Annual		Restricted Stock		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Awards ($)		Options (#)	Compensation ($)

Stephen Bennion(1)	2005	257,227	—	—		—		250,000	—
Executive Vice President	2004	250,000	222,511	—		—		—	—
and Chief Financial Officer	2003	231,250	12,500	—		—		300,000	—
Vincent Ostrosky(2)	2005	178,333	200,000	79,523	(3)	51,000	(4)	1,650,000	1,175	(5)
Chairman, President and	2004	—	—	—		—		—	—
Chief Executive Officer	2003	—	—	—		—		—	—

(1)	Served as President and Chief Executive Officer (Interim) from September 2003 to October 2004.

(2)	Commenced serving as Chairman, President and Chief Executive Officer in October 2004.

(3)	Represents amounts reimbursed pursuant to Mr. Ostrosky’s Employment Agreement for the payment of taxes with respect to his restricted stock award.

(4)	The amount of $51,000 represents a grant of 15,000 restricted shares of the Company’s Common Stock awarded to Mr. Ostrosky pursuant to his Employment Agreement. All of the shares vest when he completes one year of service with the Company. The shares have the same dividend rights as other shares of the Company’s Common Stock. As of March 31, 2005, Mr. Ostrosky held 15,000 restricted shares of the Company’s Common Stock with a market value of $48,300.

(5)	Represents premiums on term life insurance maintained by the Company for Mr. Ostrosky’s benefit pursuant to his Employment Agreement.

OPTIONS GRANTED IN LAST FISCAL YEAR
      The following table provides information on stock option grants to the Named Officers during the fiscal year ended March 31, 2005. These options are included in the Summary Compensation Table. All options were granted at fair market value. The gains calculated below assume annual compound stock price appreciation of 5% and 10% from the date the option was originally granted until the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules and do not represent the Company’s estimate or projection of future stock prices.

	Individual Grants				Potential Realizable Value
at Assumed Annual Rates
		% of Total			of
	Number of	Options			Stock Price Appreciation
	Securities	Granted to			for
	Underlying	Employees	Exercise		Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year 2005	($/Sh)	Date	5% ($)	10% ($)

Stephen Bennion(1)	250,000	6.94%	3.40	1/19/2015	534,375	1,354,105
Vincent Ostrosky(2)	1,650,000	45.83%	3.40	1/19/2015	3,526,877	8,937,096

(1)	The option becomes exercisable for 1/48th of the shares when Mr. Bennion completes each month of continuous employment after the date of grant. In the event that the Company is subject to a change in control and Mr. Bennion is subject to an involuntary termination within 12 months thereafter, the option becomes exercisable for the greater of (a) an additional 25% of the total number of shares or (b) 50% of the remaining unvested shares. The option has a term of 10 years but will expire earlier if Mr. Bennion’s service terminates.

(2)	The options become exercisable for 1/48th of the shares when Mr. Ostrosky completes each month of continuous employment after his start date with the Company (October 21, 2004). In the event that the Company is subject to a change in control, the options become exercisable for 50% of the remaining unvested shares. If Mr. Ostrosky is subject to an involuntary termination within 24 months after the change in control, the options become exercisable for all remaining shares. The options have a term of 10 years but will expire earlier if Mr. Ostrosky’s service terminates. The options were granted to Mr. Ostrosky in lieu of the grant contemplated by the employment agreement dated October 1, 2004, between him and the Company. (The grant described in the employment agreement would have covered 1,300,000 shares but would have provided for an exercise price equal to 85% of the closing price of the Company’s Common Stock on the date of grant.)
FISCAL YEAR END OPTION VALUES
      No options were exercised by any of the Named Officers during fiscal 2005. The following table sets forth information concerning the year-end number and value of unexercised options with respect to each Named Officer. No stock appreciation rights were granted or exercised by the Named Officers or were outstanding during fiscal 2005.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-Money Options at
	Fiscal Year-End (#)		Fiscal Year-End ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen Bennion	435,416	314,584	222,500	49,500
Vincent Ostrosky	171,875	1,478,125	0	0

(1)	Based on the fair market value of the Company’s Common Stock on March 31, 2005 ($3.22 per share), which is the closing price on March 31, 2005 on the Nasdaq Stock Market.

EMPLOYMENT AGREEMENTS, SEPARATION AGREEMENTS AND
CHANGE IN CONTROL ARRANGEMENTS
      Under his employment agreement, dated October 1, 2004, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, Vincent Ostrosky, receives an annual base salary of at least $400,000. Mr. Ostrosky received a signing bonus of $200,000; a pro rata portion of the after-tax amount of this bonus must be repaid to the Company if he resigns without good reason before completing 12 months of employment. Mr. Ostrosky also received a bonus of $150,000 in April 2005 for remaining employed through March 31, 2005. For fiscal years following fiscal year 2005, Mr. Ostrosky will be eligible to receive an annual incentive bonus with a target amount equal to 75% of his annual base salary (not to exceed 150% of his annual base salary) based on achievement of objective or subjective criteria established by the Company’s Compensation Committee. The Company awarded Mr. Ostrosky 15,000 shares of the Company’s common stock that will become fully vested upon Mr. Ostrosky’s completion of twelve months of continuous service. In addition, the Company reimbursed him for the taxes payable on the shares and on the reimbursement. The Company also granted Mr. Ostrosky stock options covering 1,650,000 shares of the Company’s common stock which become exercisable for 1/48th of the total number shares as Mr. Ostrosky completes each month of employment. Immediately before the closing date of a change in control, Mr. Ostrosky will become vested in 50% of the unvested option shares and, if he experiences an involuntary termination within 24 months following a change in control, he will become vested in all of the unvested option shares. In connection with a change in control, if his options are not continued, assumed or substituted with substantially similar options, such options will be cancelled and Mr. Ostrosky will receive a cash payment equal to the excess of the fair market value of the shares subject to his options as of the closing date of the change in control over their exercise price. Mr. Ostrosky’s employment agreement provides for “at will” employment. If Mr. Ostrosky experiences an involuntary termination and he signs a release of claims, for 24 months following his termination date, the Company will continue to pay Mr. Ostrosky his then base salary and for 12 months following his termination date, the Company will pay him an amount equal to 1/12 of his average annualized bonus payments for all prior years of employment (except that the signing bonus does not count towards this calculation). If this involuntary termination does not occur within 24 months following a change in control, Mr. Ostrosky will become vested in an additional number of option shares, as if he provided an additional 12 months of service following his termination date. The Company will also pay and/or reimburse Mr. Ostrosky for the reasonable actual moving expenses he incurs to move to the Bay Area, including certain commuting and living expenses incurred before he permanently moves (including a tax gross-up). The Company will also pay the premium for a term life insurance policy for Mr. Ostrosky for a benefit payment equal to 2.5 times his initial base salary amount.
      Under his employment agreement dated January 1, 2003, the Company’s Executive Vice President and Chief Financial Officer, Stephen Bennion, receives an annual base salary of at least $250,000 and is eligible to be considered for an annual incentive bonus after the Company attains profitability. His current base salary is $286,000 per year. Mr. Bennion also received an option grant for 300,000 shares of the Company’s common stock that becomes exercisable in 36 equal installments upon his completion of each month of service following the date of grant. This option becomes fully exercisable if Mr. Bennion is involuntarily terminated within 12 months after a change in control. If the Company terminates his employment for any reason other than cause or permanent disability and he signs a release of claims against the Company, he will be entitled to receive his most recent base salary for 12 months after the date of employment termination but if he is involuntarily terminated within 12 months after a change in control, instead of the previously described severance package, he will be entitled to receive his most recent base salary for 18 months after his employment terminates and the Company will continue his group insurance coverage (or pay his COBRA premiums) until the earlier of (a) the date when he receives substantially equivalent coverage in connection with new employment or (b) the date that is 18 months after employment termination (or, if the Company pays his COBRA premiums, the date when COBRA coverage expires). As severance in either of the above scenarios, the Company will also pay to Mr. Bennion a pro rata portion of any incentive bonus that he would have received had his employment not been terminated.
      If a change in control occurs, an option or other award under the 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award does not continue to be outstanding, is not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute the awards granted under the 1999 Equity Incentive Plan with awards that have substantially the same terms. In addition, if an optionee is involuntarily terminated within 12 months following a change in control, he or she will become vested in an additional number of option shares as if he or she completed another 12 months of service. If a change in control occurs and an executive officer or certain of our key employees are involuntarily terminated within 12 months following this change in control, then he or she will become vested in an additional number of option shares equal to the greater of 50% of the then unvested option shares or the number of option shares the executive officer or key employee would become vested in if he or she completed another 12 months of service.
      For options granted prior to the Company’s initial public offering under the Company’s 1996 Stock Plan, upon a merger or consolidation, the merger agreement may provide for the continuation of the options if the Company is the surviving corporation, assumption of the options by the surviving corporation or its parent, settlement of the options in cash in an amount equal to the difference between the exercise price of the options and the value in the transaction of the same number of shares of the Company’s common stock or the substitution of its own options by the surviving corporation or its parent for the options granted under the 1996 Stock Plan. If the Company’s right of repurchase isn’t assigned to the entity that employs the optionee immediately after a change in control or its parent or subsidiary, the right of repurchase will lapse entirely and all of the shares of the Company’s common stock subject to the options will become fully vested.
      Under the Company’s 1996 Stock Plan, as amended in 2001, options become exercisable and vested in full if the Company is subject to a change in control, unless the options remain outstanding following the change in control, or are assumed by the surviving corporation (or its parent or subsidiary) or substituted with options with substantially the same terms by the surviving corporation (or its parent or subsidiary). If an optionee experiences an involuntary termination within 12 months following a change in control, the vesting and exercisability of the optionee’s options will automatically accelerate, as if the optionee provided another 12 months of service following such involuntary termination.
CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER AND
SENIOR FINANCIAL OFFICERS AND CODE OF BUSINESS CONDUCT
      The Board of Directors has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers and a Code of Business Conduct applicable to all directors, officers and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ Stock Market, Inc. The Code of Ethics for Chief Executive Officer and Senior Financial Officers and Code of Business Conduct can be found on our website, www.selectica.com/about/conduct.htm.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.
      The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
      In connection with the resignation of Dr. Sanjay Mittal, director and former Chief Executive Officer, the Company agreed to have him continue as Chief Technical Advisor. Pursuant to that arrangement, Dr. Mittal received $20,000 per month for his services until he resigned from the Chief Technical Advisor position on February 22, 2005, signed a release of claims and received a lump-sum severance payment of $412,500.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and person who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of the Reporting Persons’ Section 16(a) reports or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended March 31, 2005, all Reporting Persons complied with all applicable filing requirements, except that Mssrs. Fisher, Lyons, Neustaetter and Arnold filed one late report on Form 4 relating to the grant of the stock options described under “Director Compensation” above.
FORM 10-K
      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2005, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SELECTICA, INC., 3 WEST PLUMERIA DRIVE, SAN JOSE, CALIFORNIA 95134, ATTN: STOCKHOLDER SERVICES.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
      A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Selectica, Inc., 3 West Plumeria Drive, San Jose, California 95134-2111, Attn: Secretary, or contact the Company’s Secretary by telephone at (408) 570-9700. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Stockholder proposals that are intended to be presented at the 2006 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than April 24, 2006 in order to be included. Such stockholder proposals should be addressed to Selectica, Inc., 3 West Plumeria Drive, San Jose, California 94043, Attn: Stockholder Services.
      Pursuant to Rule 14a-4(c) of the Securities and Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2006 annual meeting of stockholders does not notify the Company of such proposal on or prior to July 14, 2006, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2006 Proxy Statement. The Company currently believes that the 2006 annual meeting of stockholders will be held during the second week of September, 2006.

OTHER MATTERS
      Discretionary Proxy Voting Authority/ Stockholder Proposals — Rule 14a-4(c) promulgated under the Exchange Act governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the notice provisions contained in the Company’s Bylaws, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders and includes in the proxy statement advice on the nature of the proposal and how the Company plans to exercise its discretion to vote on the proposal, the Company’s proxy statement may confer discretionary authority with respect to such proposal so long as the stockholder making any such proposal does not fulfill the requirements set forth in Rule 14a-4(c)(2).
      Other Business — If any other items or matters properly come before the Annual Meeting, the WHITE proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders. A stockholder has indicated, in a timely manner, its intention to present the following for consideration at the meeting: (1) a proposal to declassify the Company’s Board of Directors by amending the Company’s Amended and Restated Certificate of Incorporation, (2) a proposal to amend the Company’s Bylaws to provide that any stockholder shall be permitted to call a special meeting of the stockholders, and (3) a proposal to amend the Company’s Bylaws and Amended and Restated Certificate of Incorporation to require the Board of Directors to have no less than five (5) members and no more than seven (7) members. If the foregoing proposals are properly presented at the annual meeting, the Company intends to have the persons named in the WHITE proxy card utilize their discretionary authority conferred by the WHITE proxies submitted pursuant to this solicitation to vote against each of these proposals.
      The Board of Directors believes that its current classified board structure continues to be in the best interests of the Company and its stockholders. The Board believes that this structure provides continuity and facilitates long-term planning by the Board, enhances the independence of non-employee directors, allows the Company to attract better director candidates, and encourages potential acquirers to negotiate transactions with the Board that are fair to all stockholders. Further, the benefits of a classified board do not come at the expense of director accountability and responsiveness.
      The Board of Directors believes that the provisions in the Company’s Bylaws, specifying that special meetings of stockholders may be called by a resolution approved by a majority of the Board of Directors or by the President of the Company, ensure the orderly conduct of corporate affairs, afford the Board ample notice and opportunity to respond to stockholder proposals, and allow the directors, in a manner consistent with their fiduciary duties, to determine when it is in the best interests of the stockholders to hold a special meeting. The Board believes that the ability of a single stockholder to call an unlimited number of special meetings would be very disruptive to the conduct of the Company’s business, require significant attention from the Company’s officers and employees, impose significant administrative and financial burdens on the Company and is not in the best interests of the Company and its stockholders.
      The Company’s Board of Directors believes that the Board of Directors should retain the flexibility to configure the Board of Directors based on the needs of the Company as they evolve from time to time. The Board believes that establishing arbitrary restrictions on the size of the Board of Directors is not in the best interests of the Company’s stockholders.
      Adoption of the proposal to declassify the Board of Directors would not automatically result in the declassification of the Board because declassification of the Board of Directors requires an amendment of the Company’s Certificate of Incorporation. Under Delaware law, an amendment of the Company’s Amended and Restated Certificate of Incorporation requires that the Board of Directors approve the actual form of amendment and that the holders of a majority of the Company’s outstanding common stock approve the form of amendment as well. The proponent of this proposal has not proposed a form of amendment, the Board of Directors has not approved a form of amendment and, as a result, the stockholders will not be presented with a form of amendment at the annual meeting. Therefore this proposal, if properly brought before the Annual Meeting, is a non-binding recommendation to the Board of Directors.
      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ VINCENT G. OSTROSKY

VINCENT G. OSTROSKY
President and Chief Executive Officer
San Jose, California
August 26, 2005
      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

WHITE PROXY
SELECTICA, INC.
     This Proxy is Solicited on Behalf of the Board of Directors of Selectica, Inc.
     for the Annual Meeting of Stockholders to be held September 22, 2005
     The undersigned holder of Common Stock, par value $0.0001, of Selectica, Inc. (the “Company”) hereby appoints Vincent Ostrosky, the Company’s Chairman of the Board, President and Chief Executive Officer, and Stephen Bennion, the Company’s Executive Vice-President and Chief Financial Officer, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 22, 2005 at 1:00 p.m. local time, at Techmart at 5201 Great America Parkway, Santa Clara, California 95054, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.
     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL NO. 1, AND, IN THE DISCRETION OF THE PROXIES, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.
     PLEASE SIGN, DATE AND AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. If you hold your shares in more than one account, you may receive more than one WHITE proxy card. To ensure that your shares are fully represented at the meeting, please sign and return each WHITE proxy card that you receive.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)
SELECTICA, INC.

☒           Please mark votes as in this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS
Nominees: Sanjay Mittal and Thomas Neustaetter (for a term ending upon the 2008 Annual Meeting of Stockholders or until successor(s) are elected and qualified)

Sanjay Mittal	FOR	☐	WITHHELD	☐

Thomas Neustaetter	FOR	☐	WITHHELD	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement

Signature:

Signature (if held jointly):

Date:                                         , 2005

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.